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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Expert" in the Registration Statement (Form S-3) of ERP Operating Limited Partnership for the registration of $1,000,000,000 debt securities and to the incorporation by reference therein of our reports indicated below with respect to the financial statements indicated below included in ERP Operating Limited Partnership's filings as indicated below, filed with the Securities and Exchange Commission.

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
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                                                            Date of Auditors'
                Financial Statements                             Report                         Filing
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
Consolidated  financial  statements  and schedule of      February 16, 2000,             1999  Annual  Report  on
ERP Operating  Limited  Partnership  at December 31,      except for Note 22, as         Form 10-K
1999 and 1998  and for  each of the  three  years in      to which the date is
the period ended December 31, 1999                        March 20, 2000

Consolidated  financial  statements and schedules of      January 27, 1999               Current  Report  on Form
Lexford  Residential  Trust at December 31, 1998 and                                     8-K dated June 30, 1999
1997 and for each of the three  years in the  period
ended December 31, 1998
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                                                          /s/ ERNST & YOUNG LLP


Chicago, Illinois
August 23, 2000